As filed with the Securities and Exchange Commission on January 7, 2004.

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 6, 2004 (December 31, 2003)

MEDAREX, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-19312	22-2822175
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

707 State Road, Princeton, N.J. 08540-1437

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:    (609) 430-2880

Not Applicable

(Former name or former address, if changed since last report)

MEDAREX, INC.

TABLE OF CONTENTS

FOR

CURRENT REPORT ON FORM 8-K

Item 5.	Other Events	3

Signature		4

Item 5.	Other Events.

Effective December 31, 2003, Michael A. Appelbaum resigned his position as Executive Vice President of Medarex, Inc. (“Medarex”) and as an officer or employee of Medarex’s subsidiaries in connection with his retirement from employment with Medarex. Mr. Appelbaum is currently a member of Medarex’s Board of Directors and his retirement will not change that relationship.

During his tenure at Medarex, Mr. Appelbaum served in various senior management roles, and his contributions were instrumental to Medarex’s growth and expansion. The Board of Directors would like to thank Mr. Appelbaum for his many years of dedicated service to Medarex.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDAREX, INC.
Registrant

Date: January 6, 2004	By:	/S/ CHRISTIAN S. SCHADE
Christian S. Schade
Senior Vice President and Chief Financial Officer

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